UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 15, 2015

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 300, Newark, California 94560
(Address of principal executive offices) (Zip Code)

(510) 744-8000
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On September 15, 2015, Depomed, Inc. (the “Company”) filed a patent infringement lawsuit in the United States District Court for the District of New Jersey against Actavis Elizabeth LLC, Actavis, Inc. and Actavis LLC (collectively, “Actavis”).

Actavis previously filed an Abbreviated New Drug Application (“ANDA”) with the U.S. Food and Drug Administration (“FDA”) to market generic Nucynta® ER (tapentadol hydrochloride, extended release) tablets and it served Paragraph IV certifications on the patents then listed in FDA’s Orange Book for Nucynta® ER.  At the time, Janssen Pharmaceuticals, Inc. owned the rights to Nucynta ER and it filed a patent infringement suit against Actavis.  Subsequently, U.S. Patent No. 8,536,130 (“‘130 patent”) issued and was listed in the Orange Book for Nucynta ER, but Actavis did not file a Paragraph IV certification on this patent.

The Company believes that Actavis’s proposed generic product would infringe the ‘130 patent if its generic products are approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.
Date: September 15, 2015
/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel

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